Exhibit 10.6

ASSIGNMENT OF NAME

This Assignment of Name (“Assignment”) is made by NDS Nutritional Products, Inc., a Nebraska corporation (“Assignor”), to NDS Nutrition Products, Inc., a Florida corporation (“Assignee”), effective as of  September 30, 2009 (the “Effective Date”).

WHEREAS, Assignor, Assignee, Bond Laboratories, Inc, a Nevada corporation (“Parent”), Cory Wiedel, an individual, and Ryan Zink, an individual, are parties to an Asset Purchase Agreement, dated as of October 1, 2008, as amended pursuant to that certain Amendment No.1 to Asset Purchase Agreement, dated as of March 2, 2009, and that certain Amendment No. 2 to Asset Purchase Agreement, dated as of the Effective Date (as amended, the “Purchase Agreement”), pursuant to which Parent originally purchased and assumed, as applicable, from Assignor (and subsequently assigned to Assignee), its rights, title and interest in and to the Acquired Assets (as defined in the Purchase Agreement) and its duties and obligations under the Assumed Liabilities (as defined in the Purchase Agreement), as more particularly provided in the Purchase Agreement;

WHEREAS, the Marks (as defined below) did not originally constitute part of the Acquired Assets; and

WHEREAS, the Assignee wishes to acquire and the Assignor wishes to assign all rights, title and interest of Assignor in and to the Marks as set forth below.

NOW, THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Assignor and Assignee each hereby agree as follows:

1.  Assignment.  Assignor does hereby transfer, assign, deliver and convey to Assignee or Assignee’s designee all of Assignor’s rights, title and interest in and to the following marks of Assignor” "NDS", "NDS Nutritional Products", "NDS Nutrition Products, Inc.", “"NDS Nutritional Products, Inc."” as well as any and all derivations thereof (collectively, the “Marks”), together with the good will of the business symbolized by such Marks.

2.  Further Assurances.  The Assignor agrees to execute and deliver such other documents and to take all such other actions which the Assignee, its successors and/or assigns may request to effect the terms of this Assignment and to execute and deliver any and all affidavits, testimonies, declarations, oaths, exhibits, and other documentation as may be required to effect the terms of this Assignment (including any filings required to be made with the Nebraska Secretary of State.

IN WITNESS WHEREOF, the undersigned have duly executed this Assignment effective as of the date first above written.

ASSIGNOR:

NDS NUTRITIONAL PRODUCTS, INC.,
a Nebraska corporation

By: _______________________________
      Name: __________________
      Title: ___________________

ASSIGNEE:

NDS NUTRITION PRODUCTS, INC.,
a Florida corporation

By: _______________________________
      Name: __________________
      Title: ___________________